Exhibit 99.2

Consent Solicitation Statement

Solicitation of Consents relating to

a Proposed Waiver under the Indenture

Governing its $150,000,000 Aggregate Principal Amount of

10 3/4% Senior Notes due 2011 (CUSIP No. 59170P AC 8)

THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 3, 2004,
UNLESS OTHERWISE EXTENDED (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “CONSENT
DATE”). CONSENTS MAY BE REVOKED ON THE TERMS AND CONDITIONS SET FORTH HEREIN.

Subject to the terms and conditions set forth in this Consent Solicitation Statement and the related Letter of Consent, MetroPCS, Inc., a Delaware corporation (“MetroPCS”), is hereby soliciting consents (such solicitation being referred to herein as the “Consent Solicitation”) of Holders (as defined below) as of the Record Date (as defined below) of MetroPCS’ 10¾% Senior Notes due 2011 (CUSIP No. 59170P AC 8) (the “Notes”), issued and outstanding under the Indenture dated as of September 29, 2003 (the “Indenture”), by and among MetroPCS, as issuer, certain subsidiaries of MetroPCS, as guarantors (the “Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”).

The purpose of the Consent Solicitation is to obtain a waiver (the “Proposed Waiver”) through the Waiver Expiration Date (as defined below), which may be up to the 180th day after the Consent Date, of any Default or Event of Default (as such terms are defined in the Indenture) arising from a failure to comply with the covenant set forth in Section 4.03 of the Indenture, which requires MetroPCS to file with the Securities and Exchange Commission (the “SEC”), and furnish to the Holders, the reports required to be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For a more detailed description of the purpose of the Consent Solicitation and a more detailed description of the Proposed Waiver, see “Purpose and Background of the Consent Solicitation” and “The Proposed Waiver” below.

If validly executed consents from Holders of a majority of the aggregate principal amount outstanding of Notes (the “Requisite Consents”) are received (and not revoked) on or prior to the Consent Date (as defined below), MetroPCS will, as promptly as practicable after the Consent Date, pay to the Holders from whom properly executed, unrevoked and completed Letters of Consent are received by the Tabulation Agent on or prior to the Consent Date (the “Consenting Holders”) a fee (the “Initial Consent Fee”) equal to $2.50 in cash for each $1,000 in principal amount of Notes with respect to which consents are received and not revoked on or prior to the Consent Date.

In addition, if MetroPCS does not comply with the Reporting Covenant (as defined below) on or before the 120th day after the Consent Date, MetroPCS may elect to pay the Consenting Holders an additional fee, which would, if paid, be equal to the Initial Consent Fee and be payable on or before the third business day following the 120th day after the Consent Date. Furthermore, if MetroPCS does not comply with the Reporting Covenant on or before the 150th day after the Consent Date, MetroPCS may elect to pay the Consenting Holders another additional fee, which would, if paid, also be equal to the Initial Consent Fee and be payable on or before the third business day following the 150th day after the Consent Date. Each of such additional fees is referred to herein as an “Additional Consent Fee.” If MetroPCS does not timely pay the first Additional Consent Fee, the Proposed Waiver will terminate as of the 120th day after the Consent Date, and similarly, if MetroPCS does not timely pay the second Additional Consent Fee, the Proposed Waiver will terminate as of the 150th day after the Consent Date. In any event, MetroPCS shall not be required to pay either Additional Consent Fee. See “The Consent Solicitation – Waiver Expiration Date” below.

Payment of the Initial Consent Fee and each Additional Consent Fee, if any, is subject to satisfaction or waiver of certain conditions described below. See “The Consent Solicitation — Conditions to the Consent Solicitation” below.

In this Consent Solicitation Statement, the term “Record Date” means 5:00 p.m., New York City time, on October 19, 2004, and the term “Holder” means each person shown on the records of the registrar for the Notes as a registered holder on the Record Date.

The Solicitation Agent for the Consent Solicitation is:

Bear, Stearns & Co. Inc.

October 20, 2004

The Proposed Waiver will become effective promptly following receipt by MetroPCS of valid and unrevoked consents from Holders representing a majority of the outstanding aggregate principal amount of Notes (which may occur prior to the Consent Date if the Requisite Consents are received before then).

For purposes of determining the Requisite Consents with respect to the Notes, the aggregate outstanding principal amount of the Notes is $150,000,000.

Only Holders whose properly executed Letters of Consent are received by the Tabulation Agent on or prior to the Consent Date and who do not revoke their consent will be entitled to receive the Initial Consent Fee and any Additional Consent Fee in the event the Proposed Waiver becomes effective. All other Holders will not be entitled to receive the Initial Consent Fee or any Additional Consent Fee, but will be bound by the Proposed Waiver if it becomes effective. Subject to the terms and conditions of this Consent Solicitation Statement and the related Letter of Consent, MetroPCS will pay the Initial Consent Fee to the Consenting Holders as promptly as practicable after the Consent Date.

Holders are requested to read and consider carefully the information contained in this Consent Solicitation Statement and the related Letter of Consent and to give their consent to the Proposed Waiver by properly completing and executing the accompanying Letter of Consent in accordance with the instructions set forth herein and therein.

MetroPCS expressly reserves the right, in its sole discretion and regardless of whether any of the conditions described under “The Consent Solicitation–Conditions to the Consent Solicitation” have been satisfied, subject to applicable law, at any time prior to the effectiveness of the Proposed Wavier to (i) terminate the Consent Solicitation for any reason, (ii) waive any of the conditions to the Consent Solicitation, (iii) extend the Consent Date, (iv) amend the terms of the Consent Solicitation, or (v) modify the form or amount of the consideration to be paid pursuant to the Consent Solicitation. See “The Consent Solicitation—Consent Date; Extensions; Amendment.” No Initial Consent Fee or Additional Consent Fee will be paid if the Requisite Consents are not received, if the Consent Solicitation is terminated or if the Proposed Waiver does not otherwise become effective for any reason.

The transfer of Notes after the Record Date will not have the effect of revoking any consent theretofore validly given by a Holder, and each properly completed and executed Letter of Consent will be counted notwithstanding any transfer of the Notes to which such Letter of Consent relates, unless the procedure for revoking consents described herein and in the Letter of Consent has been complied with.

Recipients of this Consent Solicitation Statement and the accompanying materials should not construe the contents hereof or thereof as legal, business or tax advice. Each recipient should consult its own attorney, business advisor and tax advisor as to legal, business, tax and related matters concerning the Consent Solicitation.

Capitalized terms used in this Consent Solicitation Statement that are not otherwise defined herein have the meanings set forth in the Indenture.

IMPORTANT

Only Holders are eligible to consent to the Proposed Wavier. Any beneficial owner of Notes who is not a Holder of such Notes must arrange with the person who is the Holder or such Holder’s assignee or nominee to execute and deliver a Letter of Consent on behalf of such beneficial owner. For purposes of the Consent Solicitation, The Depository Trust Company (“DTC”) has authorized DTC participants (“Participants”) set forth in the position listing of DTC as of the Record Date to execute Letters of Consent as if they were the Holders of the Notes held of record in the name of DTC or the name of its nominee. Accordingly, for purposes of the Consent Solicitation, the term “Holder” shall be deemed to include such Participants.

Holders who wish to consent must deliver their properly completed and executed Letter of Consent to the Tabulation Agent as set forth on the back cover page of this Consent Solicitation Statement and in the Letter of Consent in accordance with the instructions set forth herein and therein. Consents should not be delivered to MetroPCS, any Guarantor, the Trustee or the Solicitation Agent. However, MetroPCS reserves the right to accept any consent received by MetroPCS, any Guarantor, the Trustee or the Solicitation Agent. Under no circumstances should any person tender or deliver Notes to MetroPCS, any Guarantor, the Trustee, the Tabulation Agent, the Solicitation Agent or any other party at any time.

No person has been authorized to give any information or make any representations other than those contained or incorporated by reference herein or in the accompanying Letter of Consent and other materials, and, if given or made, such information or representations must not be relied upon as having been authorized by MetroPCS, any Guarantor, the Trustee, the Tabulation Agent, the Solicitation Agent or any other person. The statements made in this Consent Solicitation Statement are made as of the date hereof, and the delivery of this Consent Solicitation Statement and the accompanying materials shall not, under any circumstances, create any implication that the information contained herein is correct after the date hereof.

Please handle this matter through your bank or broker. Questions concerning the terms of the Consent Solicitation should be directed to the Solicitation Agent at the address or telephone number set forth on the back cover page hereof. Requests for assistance in completing and delivering Letters of Consent or requests for additional copies of this Consent Solicitation Statement, the Letter of Consent or other related documents should be directed to the Tabulation Agent at the address or telephone number set forth on the back cover page hereof.

METROPCS

MetroPCS is among the fastest growing wireless communications providers in the United States, measured by annual percentage growth in customers and revenue. MetroPCS offers wireless voice and data services on a no-contract, flat rate, unlimited usage basis in the San Francisco, Miami, Atlanta and Sacramento metropolitan areas, which include a total population of approximately 22.6 million people. MetroPCS launched service in all of these areas in the first quarter of 2002, except for San Francisco, which it launched in September 2002. As of September 30, 2004, MetroPCS had approximately 1,279,500 million customers, of which approximately 65,400 were added during the three month period ended on such date. As of September 30, 2004, MetroPCS had (i) approximately $186.0 million of total debt and (ii) approximately $117.0 million of cash and cash equivalents and $31.1 million of marketable securities, comprising a total liquidity position of $148.1 million. MetroPCS expects that prior to December 31, 2004, it will consummate several previously announced acquisitions for cash of PCS licenses in the basic trading areas of Redding, California and Daytona Beach, Tampa-St. Petersburg-Clearwater and Sarasota-Bradenton, Florida, resulting in a total liquidity position as of September 30, 2004 of approximately $95.4 million, on a pro forma basis for such license acquisitions.

PURPOSE AND BACKGROUND OF THE CONSENT SOLICITATION

Purpose

The purpose of the Consent Solicitation is to obtain a waiver for a limited time of the application of the covenant set forth in Section 4.03 of the Indenture (the “Reporting Covenant”), which requires MetroPCS to file with the SEC, and furnish to the Holders of the Notes, certain reports required to be filed pursuant to the Exchange Act.

Background

On August 6, 2004, MetroPCS announced that, in connection with the preparation of its quarterly financial statements for the three months ended June 30, 2004, its management determined that MetroPCS’ previously disclosed financial statements for the three months ended March 31, 2004 understated service revenues by $845,000 and, consequently, understated net income by $503,000. Upon discovering this inaccuracy, MetroPCS’ audit committee initiated an investigation into the understatement and retained independent legal counsel to assist in the investigation. On August 20, 2004, MetroPCS announced that it would delay its second quarter 2004 earnings release and the filing of its quarterly report on Form 10-Q for the quarter ended June 30, 2004 pending the completion of the audit committee’s independent investigation. Failure to file the quarterly report on Form 10-Q for the quarter ended June 30, 2004 in a timely manner constituted a Default under the Indenture, and at the date of this Consent Solicitation Statement, such Default is continuing.

On September 9, 2004, MetroPCS announced that the Trustee had provided notice to MetroPCS of the Default under the Indenture resulting from the failure to comply with the Reporting Covenant. Receipt of this notice did not result immediately in an Event of Default under the Indenture or immediate acceleration of the Notes. However, pursuant to the terms of the Indenture, an Event of Default will occur, and the Trustee or the holders of 25% of the principal amount of the Notes will have the right to accelerate the Notes if MetroPCS fails to comply with the Reporting Covenant by November 8, 2004.

On October 6, 2004, MetroPCS announced that its audit committee had determined that MetroPCS’ previously issued financial statements for the years ended December 31, 2002 and 2003 and subsequent interim period, including all earnings releases and other communications relating to such periods, should not be relied upon. In reaching its decision, the audit committee considered the interim results of its ongoing independent investigation. MetroPCS also announced that the scope of the independent investigation had been recently expanded to include the consideration of further enhancements to internal controls, and that MetroPCS’ management would continue to collaborate with independent advisors in the development of these enhancements. In addition, MetroPCS announced that it would delay the issuance of financial statements for the quarters ended June 30, 2004 and September 30, 2004 until after completion of the investigation.

Although the audit committee intends to complete the independent investigation as soon as practicable and MetroPCS intends to resume compliance with the Reporting Covenant promptly thereafter, MetroPCS cannot determine when the investigation will be completed and when the existing Default will be cured by complying with the Reporting Covenant. If (i) the Proposed Waiver were to not become effective, (ii) MetroPCS were to not cure this existing Default under the Indenture by November 8, 2004 and (iii) an acceleration of the notes were to occur, MetroPCS might then be unable to satisfy its payment obligations under the Notes.

Consequently, subject to the terms and conditions of the Consent Solicitation as set forth in this Consent Solicitation Statement and the related Letter of Consent, MetroPCS is requesting the Proposed Waiver in consideration of the payment by MetroPCS of the Initial Consent Fee and any Additional Consent Fee in order to allow the audit committee sufficient time to conclude the independent investigation, and in order to allow MetroPCS sufficient time to resume compliance with the Reporting Covenant, without the possibility of an acceleration of the Notes arising from its failure to comply with the Reporting Covenant.

THE PROPOSED WAIVER

MetroPCS is soliciting the waiver of any Default or Event of Default that has arisen or may arise under the Indenture as a result of a failure by MetroPCS to comply fully with the Reporting Covenant at any time prior to the Waiver Expiration Date; provided however, that the Proposed Waiver would not be effective with respect to any Default or Event of Default that would exist after the close of business on the Waiver Expiration Date if MetroPCS fails to comply fully with the provisions of the Reporting Covenant by the close of business on such date. “Waiver Expiration Date” means the (i) 120th day after the Consent Date, if MetroPCS does not pay an Additional Consent Fee on or before the third business day following the 120th day after the Consent Date, (ii) 150th day after the Consent Date, if MetroPCS does not pay an Additional Consent Fee on or before the third business day following the 150th day after the Consent Date or (iii) 180th day after the Consent Date, if MetroPCS pays the first Additional Consent Fee on or before the third business day following the 120th day after the Consent Date and pays the second Additional Consent Fee on or before the third business day following the 150th day after the Consent Date. The Proposed Waiver is set forth in the Letter of Consent. Copies of the Letter of Consent and the Indenture are available upon request to the Tabulation Agent.

THE CONSENT SOLICITATION

Overview

The Proposed Waiver will be effective promptly following receipt by MetroPCS of valid and unrevoked consents from Holders representing a majority of the outstanding aggregate principal amount of Notes (which may occur prior to the Consent Date if the Requisite Consents are received before then).

If the Proposed Waiver becomes effective, it will be binding on all Holders and their transferees, regardless of whether such Holders have consented to the Proposed Waiver.

Failure to deliver a Letter of Consent will have the same effect as if a Holder had chosen not to give its consent with respect to the Proposed Waiver. MetroPCS will provide notice to Holders of receipt of the Requisite Consents (if the Requisite Consents have been received) on or after the Consent Date.

The delivery of a Letter of Consent will not affect a Holder’s right to sell or transfer the Notes. If a Holder delivers a consent and subsequently transfers its Notes prior to the Consent Date, any payment pursuant to the Consent Solicitation with respect to such Notes will be made to such Holder, unless the consent with respect to such Notes has been validly revoked at any time prior to the effectiveness of the Proposed Waiver (which may occur prior to the Consent Date).

Beneficial owners of the Notes who wish to provide a consent and whose Notes are held, as of the Record Date, in the name of a broker, dealer, commercial bank, trust company or other nominee institution must contact such nominee promptly and instruct such nominee, as the Holder of such Notes, to execute promptly and deliver a Letter of Consent on behalf of the beneficial owner on or prior to the Consent Date.

Consent Fees

If the Requisite Consents are received and not revoked on or prior to the Consent Date, MetroPCS will pay (directly or through an agent) to each Consenting Holder, the Initial Consent Fee as promptly as practicable after the Consent Date. The Initial Consent Fee to be paid to the Consenting Holders is $2.50 in cash per $1,000 in principal amount of Notes with respect to which consents are received and not revoked on or prior to the Consent Date. If MetroPCS does not comply with the Reporting Covenant on or before the 120th day after the Consent Date, then MetroPCS may elect to pay (directly or through an agent) the Consenting Holders an Additional Consent Fee, which would, if paid, be equal to the Initial Consent Fee. Similarly, if MetroPCS does not comply with the Reporting Covenant on or before the 150th day after the Consent Date, then MetroPCS may elect to pay (directly or through an agent) the Consenting Holders another Additional Consent Fee, which would, if paid, also be equal to the Initial Consent Fee.

Waiver Expiration Date

If the Requisite Consents are received and not revoked on or prior to the Consent Date, the Proposed Waiver will become effective immediately and shall remain effective until the Waiver Expiration Date. Accordingly, (i) if MetroPCS does not pay the first Additional Consent Fee on or before the third business day following the 120th day after the Consent Date, then the Proposed Waiver will terminate as of the 120th day after the Consent Date, (ii) if MetroPCS does not pay the second Additional Consent Fee on or before the third business day following the 150th day after the Consent Date, then the Proposed Waiver will terminate as of the 150th day after the Consent Date and (iii) if MetroPCS timely pays the first Additional Consent Fee and timely pays the second Additional Consent Fee, the Proposed Waiver will expire on the 180th day following the Consent Date. In any event, MetroPCS shall not be required to pay either Additional Consent Fee.

Record Date

The Record Date for the determination of Holders entitled to give consents pursuant to the Consent Solicitation is 5:00 p.m., New York City time, on October 19, 2004. This Consent Solicitation Statement and the accompanying Letter of Consent are being sent to all Holders. MetroPCS reserves the right to establish from time to time any new date as the Record Date and, thereupon, any such new date will be deemed to be the “Record Date” for purposes of the Consent Solicitation.

Conditions to the Consent Solicitation

The obligations of MetroPCS to accept validly executed, delivered and unrevoked consents and pay the Initial Consent Fee or any Additional Consent Fee with respect thereto are subject to (i) Requisite Consents having been received (and not revoked) on or prior to the Consent Date and (ii) the absence of any law or regulation, and the absence of any injunction or action or other proceeding (pending or threatened) that (in the case of any action or proceeding if adversely determined) would make unlawful or invalid or enjoin the implementation of the Proposed Waiver or the payment of the Initial Consent Fee or any Additional Consent Fee or that would question the legality or validity thereof. Furthermore, MetroPCS shall not be required to pay either Additional Consent Fee and shall elect whether to do so in its sole discretion.

If any of the preceding conditions are not satisfied on or prior to the Consent Date, MetroPCS may, in its sole discretion and without giving any notice, allow the Consent Solicitation to lapse or extend the solicitation period and continue soliciting consents to the Consent Solicitation. Subject to applicable law, the Consent Solicitation may be abandoned or terminated at any time prior to the Proposed Waiver becoming effective for any reason, in which case any consents received will be voided and no Initial Consent Fee or Additional Consent Fee will be paid.

Consent Date; Extensions; Amendment

The term “Consent Date” means 5:00 p.m., New York City time, on November 3, 2004, unless MetroPCS, in its sole discretion, extends the period during which the Consent Solicitation is open, in which case the term “Consent Date” means the latest time and date to which the Consent Solicitation is extended. In order to extend the Consent Date, MetroPCS will notify the Tabulation Agent in writing or orally of any extension and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Consent Date. MetroPCS may extend the Consent Solicitation on a daily basis or for such specified period of time as it determines in its sole discretion. Failure by any Holder or beneficial owner of Notes to be so notified will not affect the extension of the Consent Solicitation.

If the Consent Solicitation is amended or modified in a manner determined by MetroPCS to constitute a material change to the Holders, MetroPCS will promptly disclose such amendment or modification in a manner deemed appropriate and may, if appropriate, extend the Consent Solicitation for a period deemed by it to be adequate to permit the Holders to deliver and/or revoke their consents.

Notwithstanding anything to the contrary set forth in this Consent Solicitation Statement, MetroPCS expressly reserves the right, in its sole discretion and regardless of whether any of the conditions described above under “—Conditions to the Consent Solicitation” have been satisfied, subject to applicable law, at any time prior to the effectiveness of the Proposed Waiver, to (i) terminate the Consent Solicitation for any other reason, (ii) waive any of the conditions to the Consent Solicitation, (iii) extend the Consent Date with respect to the Consent Solicitation, (iv) amend the terms of the Consent Solicitation, or (v) modify the form or amount of the consideration to be paid pursuant to the Consent Solicitation.

Procedures for Consenting

All Letters of Consent that are properly executed and received by the Tabulation Agent on or prior to the Consent Date and not timely revoked will be given effect in accordance with the specifications therein.

Holders who desire to act with respect to the Proposed Waiver should so indicate by signing and dating the accompanying Letter of Consent included herewith and delivering it to the Tabulation Agent at the address set forth in the Letter of Consent, in accordance with the instructions contained herein and therein. Signatures must be guaranteed in accordance with paragraph 6 of the instructions in the Letter of Consent.

The Letter of Consent must be executed in exactly the same manner as the name of the Holder appears on the Notes. An authorized Participant must execute the Letter of Consent exactly as its name appears on DTC’s position listing as of the Record Date. If the Notes are held of record by two or more joint Holders, all such Holders must sign the Letter of Consent. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to MetroPCS of such person’s authority to so act. If the Notes are registered in different names, separate Letters of Consent must be executed covering each form of registration. If a Letter of Consent is executed by a person other than the Holder, then such person must have been authorized by proxy or in some other manner acceptable to MetroPCS to execute the Letter of Consent on behalf of the Holder. Any beneficial owner of the Notes who is not a Holder of record of such Notes must arrange with the person who is the Holder of record or such Holder’s assignee or nominee to execute and deliver a Letter of Consent on behalf of such beneficial owner.

If a consent relates to fewer than all the Notes held of record as of the Record Date by the Holder providing such consent, such Holder must indicate on the Letter of Consent the aggregate dollar amount (in integral multiples of $1,000) of such Notes to which the consent relates. Otherwise, the consent will be deemed to relate to all such Notes.

A Holder must complete, sign and date the Letter of Consent (or photocopy thereof) for such Holder’s Notes and deliver such Letter of Consent to the Tabulation Agent by mail, first-class postage prepaid, hand delivery, overnight courier or by facsimile transmission at the address or facsimile number of the Tabulation Agent set forth on the back cover page hereof. Delivery of Letters of Consent should be made sufficiently in advance of the Consent Date to assure that the Letter of Consent is received prior to the Consent Date. Under no circumstances should any person tender or deliver Notes to MetroPCS, any Guarantor, the Trustee, the Tabulation Agent, the Solicitation Agent or any other party at any time.

MetroPCS reserves the right to receive Letters of Consent by any other reasonable means or in any form that reasonably evidences the giving of consent.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of consents and revocations of consents will be resolved by MetroPCS whose determinations will be binding. MetroPCS reserves the absolute right to reject any or all consents and revocations that are not in proper form or the acceptance of which could, in the opinion of MetroPCS’ counsel, be unlawful. MetroPCS also reserves the right to waive any irregularities in connection with deliveries, which MetroPCS may require to be cured within such time as MetroPCS determines. None of MetroPCS, any Guarantor, the Trustee, the Tabulation Agent, the Solicitation Agent or any other person shall have any duty to give notification of any such irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Letters of Consent or notices of revocation will not be deemed to have been made until such irregularities have been cured or waived. MetroPCS’ interpretation of the terms and conditions of the Consent Solicitation (including this Consent Solicitation Statement and the accompanying Letter of Consent and the instructions hereto and thereto) will be final and binding on all parties.

Revocation of Consents

All properly completed and executed Letters of Consent received prior to the Consent Date will be counted, notwithstanding any transfer of any Notes to which such Letter of Consent relates, unless MetroPCS receives from a Holder (or a subsequent holder that has received a proxy from the relevant Holder) a written notice of revocation or a changed Letter of Consent bearing a date later than the date of the prior Letter of Consent at any time prior to the effectiveness of the Proposed Waiver (which may occur prior to the Consent Date). Any notice of revocation received after the Proposed Waiver becomes effective will not be effective, even if received prior to the Consent Date. A consent to the Proposed Waiver by a Holder will bind the Holder and every subsequent holder of such Notes or portion of such Notes, even if notation of the consent is not made on such Notes.

A transfer of Notes after the Record Date must be accompanied by a duly executed proxy from the relevant Holder if the subsequent transferee is to have revocation rights with respect to the consent to the Proposed Waiver. To be effective, a notice of revocation must be in writing, must contain the name of the Holder and the aggregate principal amount of the Notes to which it relates and must be (i) signed in the same manner as the original Letter of Consent or (ii) accompanied by a duly executed proxy or other authorization (in form satisfactory to MetroPCS). All revocations of consents must be sent to the Tabulation Agent at its address set forth in the Letter of Consent.

Solicitation Agent

MetroPCS has retained Bear, Stearns & Co. Inc. as solicitation agent (the “Solicitation Agent”) with respect to the Consent Solicitation. The Solicitation Agent will solicit consents and will receive a customary fee for such services and reimbursement for reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel, incurred in connection with such services. MetroPCS has agreed to indemnify the Solicitation Agent against certain liabilities and expenses, including liabilities under securities laws, in connection with the Consent Solicitation.

Questions with respect to the terms of the Consent Solicitation should be directed to the Solicitation Agent in accordance with its contact information set forth on the back cover page of this Consent Solicitation Statement.

Information and Tabulation Agent

MetroPCS has retained Mellon Investor Services LLC to act as information agent and tabulation agent with respect to the Consent Solicitation (the “Tabulation Agent”). For the services of the Tabulation Agent, MetroPCS has agreed to pay reasonable and customary fees and to reimburse the Tabulation Agent for its reasonable out-of-pocket expenses in connection with such services.

Requests for assistance in completing and delivering the Letter of Consent or requests for additional copies of this Consent Solicitation Statement, the accompanying Letter of Consent and other related documents should be directed to the Tabulation Agent at its address and telephone number set forth on the back cover page hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation. The executed Letter of Consent and any other documents required by the Letter of Consent should be sent to the Tabulation Agent at the address set forth in the Letter of Consent, and not to MetroPCS, any Guarantor, the Trustee or the Solicitation Agent.

Fees and Expenses

MetroPCS will bear the costs of the Consent Solicitation. MetroPCS will reimburse the Trustee for the reasonable and customary expenses that the Trustee incurs in connection with the Consent Solicitation. MetroPCS will also reimburse banks, trust companies, securities dealers, nominees, custodians and fiduciaries for their reasonable and customary expenses in forwarding this Consent Solicitation Statement, the accompanying Letter of Consent and other materials to beneficial owners of the Notes.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain of the United States federal income tax consequences of the Consent Solicitation and the receipt of the Initial Consent Fee and any Additional Consent Fee that may be relevant to a beneficial owner of Notes. This discussion does not consider all aspects of federal income taxation which may be relevant to particular Holders in light of their individual investment circumstances or to certain types of holders subject to special tax rules (for example, financial institutions, broker-dealers, insurance companies, tax-exempt organizations, persons that hold Notes as part of a “straddle,” a “hedge,” a “conversion transaction” or other integrated transaction, persons that acquire Notes in connection with employment or other performance of services,

U.S. holders (as defined below) that have a functional currency other than the U.S. dollar and investors in pass-through entities), nor does it address state, local or foreign tax considerations. This discussion assumes that holders have held their Notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). This discussion is based on the Internal Revenue Code and applicable Treasury Regulations, rulings, administrative pronouncements and decisions as of the date hereof, all of which are subject to change or differing interpretations at any time with possible retroactive effect.

For purposes of this discussion, a “U.S. holder” means a beneficial owner of the Notes who, for U.S. federal income tax purposes, is: a citizen or resident of the United States, as determined for United States federal income tax purposes; a corporation, partnership or other business entity treated as a corporation or partnership for United States federal income tax purposes created or organized in or under the laws of the United States or any state thereof (including the District of Columbia); an estate the income of which is subject to United States federal income taxation regardless of its source; or a trust if a court within the United States can exercise primary supervision over its administration, and one or more United States persons have the authority to control all of the substantial decisions of that trust, or certain electing trusts that were in existence on August 9, 1996, and were treated as domestic trusts on that date. The term “non-U.S. holder” means a beneficial owner of the Notes that is not a U.S. holder.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds Notes, the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding Notes are encouraged to consult their tax advisors.

Holders are encouraged to consult their own tax advisors regarding the specific federal, state, local, and foreign income and other tax considerations of the Consent Solicitation and the receipt of the Initial Consent Fee and Additional Consent Fee, if applicable.

Consequences to U.S. Holders

Under general principles of federal income tax law, the modification of a debt instrument creates a deemed exchange of the original debt instrument for the modified debt instrument upon which gain or loss is realized (a “Deemed Exchange”) if the modified debt instrument differs materially either in kind or in extent from the original debt instrument. In general, a modification of a debt instrument is a “significant” modification, and therefore results in a Deemed Exchange, if, based on all the facts and circumstances and taking into account certain modifications of the debt instrument collectively, the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.” A modification of a debt instrument that is not a significant modification does not create a Deemed Exchange. Treasury Regulations provide that absent a written or oral agreement to alter other terms of the debt instrument, an agreement by a holder to temporarily waive an acceleration clause or similar default right is not a modification unless and until the forbearance remains in effect for a period that exceeds two years following the issuer’s initial failure to perform.

MetroPCS intends to treat the Proposed Waiver as not constituting a significant modification to the terms of the Notes for U.S. federal income tax purposes. If the Proposed Waiver does not constitute a significant modification to the terms of the Notes for U.S. federal income tax purposes, a U.S. holder would not recognize any gain or loss, for U.S. federal income tax purposes, upon the effectiveness of the Proposed Waiver, and would have the same adjusted tax basis and holding period in the Notes after the adoption of the Proposed Waiver that such U.S. holder had in the Notes immediately before such adoption.

Payment of the Initial Consent Fee and any Additional Consent Fee to a U.S. holder for consenting to the Proposed Waiver should be taxable as ordinary income at the time it accrues or is received in accordance with the U.S. holder’s method of accounting for tax purposes.

In general, information reporting requirements will apply to the payment of the Initial Consent Fee and Additional Consent Fee. Federal income tax law also imposes “backup withholding” unless a consenting holder has provided such Holder’s correct taxpayer identification number (“TIN”) which, in the case of a Holder who is an individual, is his or her social security number, and certain other information, or otherwise establish a basis for exemption from backup withholding. Exempt Holders (including corporations) are not subject to these backup withholding and information reporting requirements, provided that they properly demonstrate their eligibility for exemption.

If the consenting Holder has not provided the correct TIN and certain other information or an adequate basis for exemption, the Holder may be subject to a penalty imposed by the Internal Revenue Service (the “IRS”), and the Initial Consent Fee and any Additional Consent Fee paid to the Holder will be subject to a backup withholding tax of 28%. If any such withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is provided to the IRS.

Consequences to Non-U.S. Holders

Under current U.S. federal income tax law, there is uncertainty regarding whether the receipt of the Initial Consent Fee and Additional Consent Fee by a non-U.S. holder is subject to U.S. federal withholding tax. Accordingly, MetroPCS intends to withhold tax from the Initial Consent Fee and Additional Consent Fee paid to such non-U.S. holder at a rate of 30% unless the non-U.S. holder is engaged in the conduct of a trade or business in the United States to which the receipt of the Initial Consent Fee and Additional Consent Fee is effectively connected and provides a properly executed IRS Form W–8ECI or a tax treaty between the United States and the country of residence of the non-U.S. holder eliminates or reduces the applicable withholding rate for “Other Income” and such non-U.S. Holder provides a properly executed IRS Form W–8BEN.

Non-U.S. holders are urged to consult their own tax advisors regarding the application of United States federal income tax withholding, including eligibility for a withholding tax exemption and refund procedures.

Backup withholding may apply to the Initial Consent Fee and Additional Consent Fee paid to a non-U.S. holder unless such non-U.S. holder has made appropriate certifications as to its foreign status or otherwise establishes an exemption. In addition, MetroPCS, to the extent required, will report to a non-U.S. holder and the IRS the amount of any Initial Consent Fee and any Additional Consent Fee paid to such holder.

AVAILABLE INFORMATION

MetroPCS is currently subject to the informational requirements of the Exchange Act and is required to file certain reports and other information with the SEC. However, MetroPCS has failed to timely file its quarterly report on Form 10-Q for the quarter ended June 30, 2004 and MetroPCS’ audit committee has determined that the previously issued financial statements for the years ended December 31, 2002 and 2003 and subsequent interim period should not be relied upon. The reports MetroPCS has filed with the SEC may be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material may also be obtained by mail from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants who file electronically with the SEC.

INCORPORATION BY REFERENCE

Except as provided below, the following documents have been filed with the SEC and are incorporated herein by reference:

•	MetroPCS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as amended on July 27, 2004;

•	MetroPCS’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, as amended on July 27, 2004; and

•	Current Reports on Form 8-K filed on May 24, 2004, July 9, 2004, July 13, 2004, July 14, 2004, July 29, 2004, August 9, 2004, August 23, 2004, September 10, 2004 and October 7, 2004.

All documents MetroPCS files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Consent Solicitation Statement and before the termination of the Consent Solicitation shall be deemed to be incorporated by reference into this Consent Solicitation Statement and to be a part hereof from the date of filing of such documents.

The information contained in each of the documents incorporated by reference speaks only as of the date of such document. Any statement herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this consent solicitation statement to the extent that a statement contained in any documents and reports filed by MetroPCS pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Consent Solicitation Statement and on or prior to the Consent Date modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation Statement. Subject to the foregoing, all information appearing in this Consent Solicitation Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

MetroPCS specifically does not incorporate in this Consent Solicitation Statement any of its historical financial statements filed, or financial information included, in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as amended on July 27, 2004, Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 or in any Current Report on Form 8-K.

MetroPCS will provide, without charge, to each person to whom a copy of this Consent Solicitation Statement is delivered, upon written request of such person, a copy of any documents incorporated into this Consent Solicitation Statement by reference other than exhibits thereto unless such exhibits are specifically incorporated by reference in the document that this consent solicitation statement incorporates. Requests for such copies should be directed to MetroPCS, Inc., 8144 Walnut Hill Lane, Suite 800, Dallas, Texas 75231, telephone number: (214) 265-2550.

FORWARD-LOOKING STATEMENTS

The statements in this consent solicitation statement that relate to matters that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including without limitation, statements regarding the estimated amounts of write-downs and write-offs, and MetroPCS’ expected operating and performance outlook. When used in this consent solicitation statement and the documents incorporated by reference, words such as “anticipate,” “believe,” “expect,” “plan,” “intend,” “estimate,” “project,” “will,” “could,” “may,” “predict” and similar expressions are intended to identify forward-looking statements. Further events and actual results may differ materially from the results set forth in or implied in the forward-looking statements. Factors that might cause such a difference include:

•	the risk of possible changes to MetroPCS’ financial statements;

•	the results of the internal investigations initiated under the direction of MetroPCS’ audit committee; and

•	the costs of these matters, and the potential disruptive effects of these matters on MetroPCS’ business.

The expectations of MetroPCS concerning any adjustments to its financial statements as a result of the independent investigation are also “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The final results of the independent investigation may result in adjustments that are materially greater or different from the adjustments MetroPCS currently expects. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Forward-looking statements contained in this consent solicitation statement speak only as of the date of this consent solicitation statement, and, unless otherwise required by law, MetroPCS disclaims any duty or obligation to update any forward-looking statements; however, readers should carefully review reports or documents that are periodically filed with the SEC.

MISCELLANEOUS

The Consent Solicitation is not being made to, and Letters of Consent will not be accepted from or on behalf of, Holders in any jurisdiction in which the making of the Consent Solicitation or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, MetroPCS may in its discretion take such action as it may deem necessary to make the Consent Solicitation in any such jurisdiction and to extend the Consent Solicitation to Holders in such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Consent Solicitation to be made by a licensed broker or dealer, the Consent Solicitation will be deemed to be made on behalf of MetroPCS by the Solicitation Agent or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Requests for assistance in completing and delivering the Letter of Consent or requests for additional copies of this Consent Solicitation Statement, the accompanying Letter of Consent and other related documents should be directed to the Tabulation Agent:

Mellon Investor Services LLC

85 Challenger Road

2nd Floor

Ridgefield Park, NJ 07660

Attention: Reorganization Department

Banks and Brokers Call: (201) 329-8794

All Others Call Toll-Free (877) 698-6870 (toll free)

The following methods are available for delivering your consent:

By Mail:	By Overnight Courier:	By facsimile:	By Hand:
P.O. Box 3301 South Hackensack, NJ 07660	85 Challenger Road Mail Stop-Reorg Ridgefield Park, NJ 07660 Attn: Reorganization Dept.	(eligible institutions only): (201) 296-4293 (confirmation): (201) 296-4860	120 Broadway 13th Floor New York, NY 10271

Questions concerning the terms of the Consent Solicitation should be directed to the Solicitation Agent:

Bear, Stearns & Co. Inc.

Global Liability Management Group

383 Madison Avenue, 8th Floor

New York, NY 10179

(877) 696-BEAR (toll free)

(877) 696-2327 (toll free)